Exhibit 99.2

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Québec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Investor Contact:                             Media Contact:
Arthur Shannon                                Lainie Keller
arthur.shannon@valeant.com                    lainie.keller@valeant.com
(514) 856-3855                                (908) 927-0617
(877) 281-6642 (toll free)

VALEANT WILL BECOME BAUSCH HEALTH COMPANIES INC.

Bausch Health Companies Inc. Accurately Represents the Breadth of the Company Today and Reflects the Innovative Legacy of the Bausch Name

Name Change Will be Effective in July 2018

LAVAL, Quebec, May 8, 2018 – Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) ("Valeant" or the “Company” or “we”) today announced that the Company will change its name to Bausch Health Companies Inc., effective in July 2018.

“Becoming Bausch Health Companies is a major step forward in our transformation,” said Joseph C. Papa, chairman and CEO, Valeant. “The Bausch name embodies the rich history of innovation, fortitude and dedication to patient health dating back to when J.J. Bausch opened his first optical goods shop more than 165 years ago. These qualities form the foundation of who we are today as we continue to build an innovative company striving to improve the health of patients globally.”

Since joining Valeant in May 2016, Mr. Papa and his leadership team have embarked on a multi-year effort to turnaround the Company. In the past two years, the Company has completed more than a dozen divestitures to strategically streamline operations, has reduced debt by more than 20%, and has resolved numerous legacy issues.

“Now is the right time in our turnaround to unite our Company’s core businesses, subsidiaries and brands under the Bausch Health name,” continued Mr. Papa. “We believe Bausch Health Companies more accurately represents the full scope of the Company today – a leader in the development and manufacture of a wide range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology.”

Because the Company’s businesses and subsidiaries have strong brand equity, all entities that have separate established brands will continue to operate under the corporate umbrella using their existing names.

As part of the name change, the Company will roll out a new corporate brand identity in July 2018, which will include new imagery and web site, and will trade under a new symbol, BHC. Until that time, the Company will continue to trade on the New York Stock Exchange and Toronto Stock Exchange under its present symbol, VRX.

“We completed an extensive assessment of the name entities available from within our portfolio and also assessed several potential new names. As our review progressed, it became clear that Bausch Health Companies best represents the company we are today,” said Mr. Papa. “With a history that ranges from creating revolutionary Vulcanite eye glass frames in 1861 to being the first to mass produce and market soft contact lenses globally in 1971, the Bausch brand is synonymous with innovation and quality.”

Notice of the name change has been submitted to both the New York Stock Exchange and the Toronto Stock Exchange, and the effectiveness of the name change is subject to the satisfaction of customary conditions of such exchanges.

About Valeant
Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements
This news release may contain forward-looking statements within the meaning of applicable United States and Canadian securities laws, including with respect to the completion of the Company’s name change to Bausch Health Companies Inc. and its ticker symbol to BHC and the satisfaction of all stock exchange and other requirements in order to implement the name change and ticker symbol change on the timeline specified or at all. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Valeant's most recent annual or quarterly report and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.
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